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EXHIBIT 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the use in this Registration Statement on Form S-1 of our reports dated March 30, 2004, except as to the matters discussed in the Note 1 caption "Restatement of Financial Results" and in Note 10 which the date is June 15, 2004, relating to the consolidated financial statements and financial statement schedule of Link Energy LLC and its subsidiaries (Successor Company) and EOTT Energy Partners, L.P. and its subsidiaries (Predecessor Company), which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP

Houston, Texas
October 12, 2004

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  EXHIBIT 23.3
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM